UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2010
Wolverine World Wide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (616) 866-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 7, 2010, Wolverine World Wide, Inc. (the “Company”) and certain of its foreign subsidiaries (collectively, the “Foreign Subsidiary Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, which provides the Company with a revolving credit facility, including a swingline facility and letter of credit facility, in an initial aggregate amount of up to $150,000,000, subject to increase at the Company’s option pursuant to the terms thereof to a maximum aggregate amount of up to $225,000,000.
The maturity date of the loans under the Credit Agreement is June 7, 2014. The loans may be made in U.S. Dollars or foreign currencies as specified in the Credit Agreement. The applicable interest rate per annum is, at the Company’s option, either (a) the Alternate Base Rate defined in the Credit Agreement, plus a spread ranging from 0.50% to 1.30%, or (b) the Adjusted LIBO Rate defined in the Credit Agreement, plus a spread ranging from 1.50% to 2.30%, with the spread in each case dependent on the Company’s leverage ratio as calculated under the Credit Agreement. The obligations of the Foreign Subsidiary Borrowers under the Credit Agreement are guaranteed by the Company. The obligations of the Company under the Credit Agreement are guaranteed by certain of its wholly-owned domestic subsidiaries. The loans under the Credit Agreement are unsecured.
The Credit Agreement contains representations and warranties, and affirmative and negative covenants, customary for a transaction of this type and for a borrower of the Company’s size and credit quality. The affirmative covenants include reporting obligations, notices of certain events, preservation of existence, payment of taxes, maintenance of property and maintenance of insurance. The negative covenants include limitations on additional indebtedness, limitations on liens, limitations on mergers, consolidations and asset sales, limitations on investments, limitations on swap agreements, limitations on restricted payments and limitations on transactions with affiliates. Upon the occurrence of certain specified events of default, the principal amount of the loans may be declared due and payable, together with accrued interest, by the Administrative Agent or by lenders holding a majority of the commitments under the revolving credit facility.
The Credit Agreement replaced the Company’s prior Credit Agreement, also with JPMorgan Chase Bank, N.A. as Administrative Agent, dated July 22, 2005 (“2005 Credit Agreement”).
The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Credit Agreement filed as Exhibit 10.1 hereto.
Item 1.02 Termination of a Material Definitive Agreement.
As described above, the Credit Agreement replaced the 2005 Credit Agreement. The 2005 Credit Agreement was terminated, and all borrowings thereunder were repaid, effective as of June 7, 2010. No termination penalties were incurred by the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion of the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1
Credit Agreement, dated as of June 7, 2010, among Wolverine World Wide, Inc., certain foreign subsidiaries of Wolverine World Wide, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2010	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Donald T. Grimes Donald T. Grimes
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1
Credit Agreement, dated as of June 7, 2010, among Wolverine World Wide, Inc., certain foreign subsidiaries of Wolverine World Wide, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

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